Exhibit 3.3.36

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 05/09/1991 751129003 – 2262570

CERTIFICATE OF INCORPORATION

OF

LOEWS THEATRE ENTERPRISES, INC.

THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify as follows:

FIRST: The name of the corporation is LOEWS THEATRE ENTERPRISES, INC.

SECOND: Its initial registered office is to be located at 32 Loockerman Square, Suite L-100, in the City of Dover, in the County of Kent, in the State of Delaware. The name of its initial registered agent at that address is The Prentice-Hall Corporation System, Inc.

THIRD: The purposes of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The aggregate number of shares of stock which the corporation is authorized to issue is One (100) Hundred, each of which has a par value of One ($0.01) Cent per share. All such shares are of one class and are Common Stock.

FIFTH: The name and address of the single incorporator is as follows:

David I. Badain

47 Plaza Street

Brooklyn, New York 11217

SIXTH: The registered agent of the corporation is the The Prentice-Hall Corporation System, Inc. whose address is 32 Loockerman Square, Suite L-100, Dover, Delaware. The registered agent is the agent of the corporation upon whom process against it may be served.

SEVENTH: The By-Laws of the Corporation may be made, altered, amended, changed, added to or repealed by the Board of Directors without the assent or vote of the stockholders. Elections of directors need not be by ballot unless the By-Laws so provide.

EIGHTH: The corporation shall have the power to indemnify all persons whom it may indemnify pursuant to law, including, without limitation, Section 145 of the Delaware General Corporation Law, as amended from time to time.

NINTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of §102 of the General Corporation Law of the State of Delaware as the same may be amended and supplemented.

TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

IN WITNESS WHEREOF, I have hereunto set my hand and seal the 30th day of April, 1991.

/s/ David I. Badain
David I. Badain

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

Star Theatres, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: In accordance with Section 303 of the General Corporation Law of the State of Delaware, this Amendment to the Certificate of Incorporation was made pursuant to a provision contained in an order of the United States Bankruptcy Court for the Southern District of New York having jurisdiction over a proceeding for the reorganization of this Corporation in the matter of In re Loews Cineplex Entertainment Corporation et. al., case number 01-40391, confirmed and approved on March 1, 2002.

SECOND: That the Certificate of Incorporation of this corporation be amended by adding the following sentence to Article Four:

“In accordance with Section 1123(a)(6) of the Bankruptcy code, the Corporation shall not issue non-voting equity securities prior to March 21, 2003”.

THIRD: That this Certificate of Amendment of the Certificate of Incorporation shall be effective on March 21, 2002.

IN WITNESS WHEREOF, said Star Theatres, Inc. has caused this certificate to be signed by Bryan Berndt, its Vice President, this 21st day of March, 2002, under penalty of perjury that this Certificate is the act and deed of this Corporation and that the facts stated herein are true.

Star Theatres, Inc.

By:	/s/ Bryan Berndt
Bryan Berndt
Vice President

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 05:00 PM 03/21/2002 020188786 - 2262570